UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 30, 2018 (July 27, 2018)

CRACKER BARREL OLD COUNTRY STORE, INC.

(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-25225	62-0812904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

(Address of Principal Executive Offices) (Zip code)

(615) 444-5533

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2018, the Company entered into a new employment agreement with its President and Chief Executive Officer, Sandra B. Cochran. The Agreement replaces the employment agreement and change in control and severance agreement previously in place with Ms. Cochran, which was due to expire later this year. Ms. Cochran will be eligible for retirement in August 2018, and the Company’s Board of Directors structured the agreement in such a manner to ensure that the Board would have no less than 12 months’ notice if Ms. Cochran decides to exercise this right.

Pursuant to the new employment agreement, Ms. Cochran will continue to serve as the Company’s President and Chief Executive Officer, reporting to the Company’s Board of Directors (the “Board”), and to be nominated annually by the Board to serve as a director throughout her employment. During the term of the agreement, she will receive an annual base salary of not less than $1,100,000 (her current salary) and an annual bonus opportunity with a target of not less than 115% of annual base salary (her current target bonus opportunity). Additionally, with respect to any of the Company’s long-term incentive plans, Ms. Cochran’s target aggregate award value under such plans will be not less than 370% of annual base salary (her current target award value). Ms. Cochran will be eligible to participate in the benefit programs and will be entitled to an annual paid vacation commensurate with the Company’s established policy applicable to senior executive officers of the Company. Ms. Cochran agrees to provide the Company with at least 12 months’ prior notice (or such shorter period as the Board may agree at its discretion) before exercising her right to retire after achieving the age of 60 (which will occur in August 2018). If she fails to provide such notice, any retirement will be treated as if she voluntarily quit the Company.

The Company may terminate the agreement at any time, but Ms. Cochran will be entitled to severance and change in control benefits in the event that her employment with the Company is terminated under certain circumstances. If Ms. Cochran’s employment is terminated by the Company without cause (as defined in the agreement) or terminated by Ms. Cochran with good reason (as defined in the agreement) during the first five years of the agreement’s term, Ms. Cochran will be entitled to receive (i) a lump sum payment of accrued obligations, including, among other things, her base salary through the date of termination reimbursement for any business expenses to the extent not previously paid (“accrued obligations”), (ii) two times the sum of (x) her then-current annual base salary and (y) then-current target bonus payable in installments ratably over 24 months following termination, (iii) a lump sum payment equal to her annual bonus for the fiscal year in which the termination occurs, prorated based on the number of days elapsed between the beginning of the fiscal year and the termination date, to the extent the applicable performance goal is subsequently achieved, and (iv) a lump sum amount equal to 24 times the monthly COBRA premium amount applicable as of the termination date. Additionally, the agreement provides for acceleration of vesting of long-term incentive awards held by Ms. Cochran at the time of termination without cause or with good reason within the first five years of the term. Specifically, Ms. Cochran’s outstanding long-term incentive awards that vest with the passage of time (“time-based awards”) will accelerate and vest in full upon termination, and her long-term incentive awards that vest depending upon the Company’s performance (“performance-based awards”) will vest in full to the extent the applicable performance goals are subsequently achieved.

If Ms. Cochran’s employment is terminated without cause or for good reason after the first five years of the term, then in lieu of the benefits summarized above she will be entitled to receive only (i) the accrued obligations and (ii) 1.50 times the sum of (x) current annual base salary and (y) target current year bonus payable in installments, with no payment of a prorated target bonus for the termination year, no vesting of unvested long-term incentive awards, and no payment for health and welfare benefits continuation.

The payment of the foregoing severance benefits, exclusive of the accrued obligations, is subject to execution by Ms. Cochran of a release of claims against the Company. If Ms. Cochran’s employment is terminated by the Company for cause or if Ms. Cochran terminates her employment by voluntarily quitting without good reason, then she would be entitled to receive only the accrued obligations.

If Ms. Cochran retires after attaining the age of 60 and after providing to the Company at least 12 months’ advance notice of her intent to retire, Ms. Cochran’s outstanding time-based awards will vest in full in accordance with the original vesting schedule set forth in the applicable award agreements and her performance-based awards will vest in full to the extent the applicable performance goals are subsequently achieved, all as if she had remained employed by the Company following her retirement throughout the applicable vesting periods.

In the event that a change in control of the Company (as defined in the agreement) occurs during the term of Ms. Cochran’s employment agreement, and her employment is terminated without cause or terminated by Ms. Cochran with good reason within 90 days prior to or two years following the change in control, Ms. Cochran will be entitled to receive (i) a lump sum payment of accrued obligations, (ii) a lump sum payment of three times the sum of (x) current annual base salary and (y) target current year bonus, (iii) a lump sum payment equal to her target bonus for the fiscal year in which the termination occurs, prorated based on the number of days elapsed between the beginning of the period and the termination date, (iv) acceleration and immediate vesting of all long-term incentive awards, with time-based awards vesting in full and performance-based awards vesting at target level, and (v) a lump sum amount equal to 24 times the monthly COBRA premium amount applicable as of the termination date.

The agreement does not entitle Ms. Cochran to receive any gross-up payment to reimburse her for any excise tax under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended. Ms. Cochran will be subject to noncompetition, non-solicitation and confidentiality restrictions following the termination of her employment. The agreement obligates Ms. Cochran not to own or work as an employee or consultant for any multi-unit restaurant business that offers full service family or casual dining or to solicit the Company’s employees for a period of two years following the termination of her employment. The agreement has an indefinite term, but as described above, Ms. Cochran’s employment remains terminable at will by either the Company or Ms. Cochran, subject to the severance provisions and other obligations summarized above.

The foregoing description of Ms. Cochran’s employment agreement is qualified in its entirety by reference to its full text, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement between the Company and Sandra Cochran.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 30, 2018	CRACKER BARREL OLD COUNTRY STORE, INC.

	By:	/s/ Jill M. Golder
	Name:	Jill M. Golder
	Title:	Senior Vice President and Chief Financial Officer